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PULASKI FINANCIAL CORP.
MID-YEAR LETTER TO SHAREHOLDERS

Dear Fellow Shareholders:

We have passed the midpoint of our fiscal year and I am pleased to provide you with an update of our progress and our updated outlook for the remainder of the current year and beyond.

It has been a productive and rewarding first half. For the six months ended March 31, 2007, we earned $4.7 million, or 46 cents per diluted share. In comparison, in the first six months of last year we also earned $4.7 million and posted diluted earnings per share of 52 cents on 12 percent fewer shares. We are not unhappy with this outcome. Here's why.
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There were important factors affecting our results for both years. Please keep these factors in mind when reviewing our financial results. Last year's first half included a $2.5 million gain from the sale of our Kansas City retail branch, partially offset by a $250,000 charitable contribution to a St. Louis community-based organization. These items had a combined impact on diluted earnings per share of 16 cents. Additionally, we had more average diluted shares outstanding this year - 10.3 million compared with 9.2 million last year - as a result of our common stock offering and the shares we issued to acquire CWE Bancorp in March 2006.

Excluding the impact of the gain on the branch sale and the large charitable contribution in 2006, our earnings per share in 2007 grew significantly. These results are, in my opinion, a clear validation of management's strategy for growing your company.

There are a number of reasons for our continued growth. Our loan portfolio grew nine percent in the first half, even in the face of a weak housing market and intensified competition for loans among the various banks and lending institutions. Contributing to this excellent performance was our expanded mortgage lending team. We added 19 new loan officers in the first two quarters of the current fiscal year. We also extended our market penetration into the southern Illinois section of greater St. Louis and into Kansas City.

We maintained our position as the number one originator of new mortgages in St. Louis and we continue to be among the top five mortgage lenders in Kansas City. At mid year, we had a pipeline of $359 million of mortgage and commercial applications and approved loans in the closing process.

First half growth was also fueled by our commercial lending activity. Although the housing market has been weaker than in recent years, the overall business

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environment in our markets is still vibrant and the need for business lines of credit and other instruments to fund operations has expanded. Our commercial loan portfolio grew 23 percent in the first half to $328 million, an increase of $62 million from $266 million at the end of our last fiscal year.

To ensure we are able to capture a larger share of business financing and provide the high level of service that distinguishes us, we nearly doubled the size of our commercial lending group to 11 dedicated commercial bankers. Further, we recently announced that Paul Grosse has joined our staff as Regional President. Paul is a highly-experienced, senior-level commercial banker. He will have responsibility for further developing our commercial banking operation in the key central corridor of St. Louis, which includes the resurgent downtown district.

Our business environment has been challenging. The interest-rate curve continues to be inverted with long-term rates abnormally low relative to short-term rates. This has caused continued pressure on our interest-rate margin. We have been willing to accept this margin compression in return for continued earnings growth by pricing loans competitively. However, we have not been willing to accept potential problems by lowering our credit standards in an attempt to book higher yielding loans. Our solid position as a leading lender in St. Louis allows us to continue capturing new business and to grow earnings without making riskier loans.

To help improve our interest-rate margin, we are placing greater emphasis on growing core deposits, defined as checking accounts and other demand deposits. These are less expensive sources of funds than time deposits and bank borrowings. We have reached a competitive size where there is an excellent opportunity to capture additional core deposits. We are taking several steps to achieve that objective.

Since our lending officers are in an excellent position to establish more in-depth banking relationships with our customers, we are taking steps to ensure this initiative receives priority treatment. Further, our number of bank locations will have nearly doubled by the end of the fiscal year to twelve from seven at the end of fiscal 2004. The expanded convenience should allow us to capture more deposit business, particularly as we continue to add locations throughout St. Louis. These efforts will be supported by continued aggressive marketing programs.

We have said it is our goal to make Pulaski Bank the premier community bank in St. Louis. To that end, we expanded our presence in the second quarter by opening a location in suburban Richmond Heights. The new facility opened its doors on January 5, 2007 and by the end of our second quarter, it had already attracted over $4 million in deposits.

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An additional measure of our success in building our franchise is the performance of the locations acquired from the former Central West End Bank ("CWE") in March 2006. Typically, when a bank is acquired, it experiences some erosion in its deposit base. We have experienced just the opposite. Deposits at the two CWE locations have actually increased since we acquired them. This is evidence that we can enter new areas within our market and win over new customers. Further, this suggests our strategy to become the premier community bank in St. Louis is achievable.

We will further expand our footprint in St. Louis in the coming months. We have already announced two additional locations - one in the downtown district and one in suburban Clayton. These new locations will make banking at Pulaski even more convenient for customers throughout the metropolitan area. We expect these locations to strengthen our relationship with some customers and attract new customers.

What about Pulaski makes us so attractive to customers? In a few words, we provide a high level of personalized service, which is a cornerstone of our strategy. We have positioned bankers with specific skills, who can meet the broad needs of customers, at every location. Whether they need a mortgage to buy a new home or a line of credit to help grow a business, Pulaski's staff is there to help them.

In our annual report, we discussed our sales culture and how it has enhanced our performance. This topic is worth revisiting here because it emphasizes our commitment to service. We have adopted the "Fish" philosophy originally developed at the famous Pike Place fish market in Seattle. Our employees win "Fish" token awards for making an extra effort to serve our customers in any number of ways or to make their workplace a more pleasant environment for their associates. These awards can be converted into real - and significant - rewards.

We have substantial evidence that our culture contributes to the success we are enjoying. First is the growth we've experienced. In addition to the increases in loans and deposits, we have seen increases in the number of customers we serve. We believe these are clear indications of the value customers place on excellent service.

Another indication is the attitude our staff brings to the bank every day. In April, Pulaski Bank was named "The Best Place to Work in St. Louis" among companies in our size category by the St. Louis Business Journal. We are more convinced than ever that making Pulaski Bank an invigorating place to work translates into outstanding service and that, in turn, contributes to earnings per share growth.

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The question of what to expect in the second half of fiscal 2007 and beyond remains. We anticipate business conditions will remain challenging for the rest of this year. At some point, we expect the relationship between short-term and long-term interest rates to normalize, which should reduce the pressure on interest-rate margins. No one can predict when this will happen and we are not planning any such relief anytime soon. In addition, we expect the housing market will continue to exhibit weakness in the second half of fiscal 2007 and, as a result, the competition will still be intense.

With that said, the second half of our fiscal year is typically the stronger half. Consequently, we expect to finish fiscal 2007 with double digit growth in diluted earnings per share over last year, subtracting the one-time gain on the branch sale. This is a somewhat more conservative view than we took at the start of the fiscal year but is still consistent with our goal of reaching $1.6 billion in assets by 2010. We are advantaged by the size and diversity of our balance sheet as well as three distinct lines of business: mortgage lending, commercial banking and consumer banking. As mentioned above, we will open two new locations by the end of the year, further strengthening our market position in metropolitan St. Louis.

We have also taken steps to capture a greater share of the total revenue stream associated with mortgage lending by creating title and appraisal units, both of which are contributing to revenues.

We expect our financial condition to be strong for the balance of the year and into the foreseeable future. We have a solid backlog of loans and are receiving new applications on a daily basis. Our position allows us to continue to grow our portfolio without compromising our credit standards. Our continued emphasis on core deposit growth should help us offset the pressure on margins resulting from the interest rate environment. The continued expansion of fee-based services further mitigates the impact of interest rates.

In summary, Pulaski Financial is strong, capable and able to continue growing and delivering increased value to you, our shareholders. If you get a chance, stop by and experience our friendly service and knowledgeable staff first-hand.

Sincerely,

/s/ William A. Donius

William A. Donius
Chairman and Chief Executive Officer
June 2007

This communication may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2006, and our Quarterly Reports on Form 10-Q for the quarters ending December 31, 2006 and March 31, 2007 on file with the SEC, including the sections entitled "Risk Factors." These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.